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                                                                    Exhibit 23.2



CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-78069, 333-78071, 333-78073, 333-31224,
333-54486, 333-54488, and 333-54490) and Form S-3 (No. 333-34450) of MKS
Instruments, Inc. of our report dated January 26, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 26, 2001 relating to the financial statement schedule, which appears in this Form 10-K.


PricewaterhouseCoopers LLP

Boston, Massachusetts
March 28, 2001


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